EXECUTION COPY STOCK PURCHASE AGREEMENT THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated effective as of 14 December, 2022 (the “Effective Date”), is entered into by and among Holthausen Clean Technology Investments, B.V. a private limited liability company registered in the Netherlands (the "Seller"); Hyzon Motors Inc., a Delaware corporation (the "Buyer"), CGH Junior Holding B.V., a private limited liability company registered in the Netherlands (“CGH”); M.C.B. Holthausen Holding B.V., a private limited liability company registered in the Netherlands (“MCB”); Holthausen Clean Technology B.V., a private limited liability company registered in the Netherlands (''HCT''); Carl Holthausen an individual residing at Kropswolde, the Netherlands; Max Holthausen an individual residing at Schildwolde, the Netherlands; and Hyzon Motors Europe B.V., a private limited liability company registered in the Netherlands (the “Company”). Each of the above entities may be referred to as a “Party,” and collectively as the “Parties”. WHEREAS, Seller owns one million four hundred eighty-five thousand (1,485,000) A Shares, par value one eurocent (€0.01), of Company; WHEREAS, Buyer owns one million five hundred fifteen thousand (1,515,000) B Shares, par value one eurocent (€0.01), of Company; WHEREAS, Seller desires to sell and Buyer desires to purchase one million four hundred eighty-five thousand (1,485,000) A Shares from Seller (the “Purchased Shares”); WHEREAS, the Company holds all of the issued and outstanding shares in the share capital of Hyzon Motors UK Ltd (the "Subsidiary" and together with the Company, the "Group"); WHEREAS, Buyer changed its legal name from “Hyzon Motors Inc.” to “Hyzon Motors USA Inc.” on July 16, 2021 in connection with a de-SPAC merger with Buyer’s parent company, Decarbonization Plus Acquisition Corporation, a Delaware corporation, which then changed its name to “Hyzon Motors Inc.” on July 16, 2021, and which entity is now publicly traded on the NASDAQ under symbol “HYZN” (to be referred to herein as “HMI”); WHEREAS, CGH, and MCB are each fifty percent (50%) owners of Seller; WHEREAS, Buyer, Seller and Company are parties to that certain Joint Venture Agreement dated December 30, 2020 pertaining to the ownership, organization, operation, and management of the Company (the “JVA”); WHEREAS, on December 31, 2021, Buyer and Seller entered into that certain Letter of Intent where, among other things, Buyer made a cash payment to Seller of one million euro (€1,000,000) and, on October 7, 2022, Buyer made an additional cash payment to Seller of one million euro (€1,000,000). Both amounts shall be applied toward the Purchase Price as more fully described in Sections 2 and 3 herein; WHEREAS, Seller, Buyer, Company, CGH, MCB and HCT have entered into a stock purchase agreement dated May 5, 2022 (the ''May 2022 SPA''). Subsequently Seller and Buyer have agreed that the May 2022 SPA will be terminated and have reached agreement on the sale and purchase of the Purchased Shares on revised terms and conditions.

EXECUTION COPY 2 NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this stock purchase agreement (this "Agreement") and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows: 1. Definitions. The definitions and provisions of Exhibit A apply throughout this Agreement. 2. Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing (as defined in Section 12), Seller shall sell, transfer and assign to Buyer free from any Encumbrances, and Buyer shall purchase from Seller, all of Seller's right, title and interest in and to the Purchased Shares. The purchase price for the Purchased Shares (the "Purchase Price") shall be five million five hundred twenty-two thousand one hundred ninety-three euro and sixty-nine cent (€5,522,193.69). 3. Payment Purchase Price. The Purchase Price shall be paid as follows: (i) by means of set off with (a) the one million euro (€1,000,000) that was paid as a deposit to Seller on December 31, 2021 pursuant to a Letter of Intent signed by the Parties on December 31, 2021, and (b) the one million euro (€1,000,000) that was paid as a deposit to Seller on October 7, 2022; (ii) by means of the assumption (schuldovername) by Buyer of the obligation of Seller to pay the Inventory Consideration in the amount of one million two hundred thirty-six thousand eight hundred fifty-four euro and thirty-six cent (€1,236,854.36) to the Company (and the Company hereby provides its upfront consent to such assumption); and (iii) an amount of two million five hundred thousand euro (€ 2,500,000) in cash or cash equivalent, which is to be paid by Buyer at the Closing (the “Closing Cash Payment”) provided that all of the Assigned Contracts have been duly assigned to and assumed by HCT five (5) Business Days prior to Closing pursuant to Section 10(a). In the event that all such Assigned Contracts have not been assigned to and assumed by HCT at this time and the Buyer has waived the Condition Precedent set out in Section 10(a), then an amount of one million euro (€1,000,000) shall be paid by the Buyer at Closing and one million five hundred thousand euro (€1,500,000) in cash or cash equivalent will be paid by the Buyer to the Seller directly within ten (10) Business Days following the transfer of the last Assigned Contract to HCT listed in Exhibit B, Part 1 in accordance with Section 10. 4. Seller's Inventory. Immediately prior to Closing and as part of the transaction contemplated by this Agreement, the Company shall sell and transfer to Seller, and Seller shall purchase from the Company, all of the Company's right, title and interest in and to the inventory listed in Exhibit C (the "Seller's Inventory") with an estimated fair market value of one million twenty-two thousand one hundred ninety-three euro and sixty-nine cent (€ 1,022,193.69) (excluding any VAT). The Buyer guarantees that, to the Buyer's knowledge, the Sellers Inventory is free of Encumbrances. The purchase price for the Seller's Inventory shall be one million twenty-two thousand one hundred ninety-three euro and sixty-nine cent (€ 1,022,193.69 ) (excluding any VAT) (the "Inventory Purchase Price"). The Company shall issue an invoice to the Seller in connection with the aforementioned sale and transfer of the Seller's Inventory in the amount of the Inventory Purchase Price and two hundred fourteen thousand six hundred sixty

EXECUTION COPY 3 euro and sixty-seven cent (€214,660.67) of VAT due in connection therewith (the "VAT Amount") and the Seller shall remain due to the Company the Inventory Purchase Price and the VAT Amount (together the "Inventory Consideration"). 5. Resignation. Effective at Closing, Carl Holthausen and Max Holthausen shall resign from their position as members of the Management Team of the Company as defined in the JVA and Hyzon Motors UK Limited and, as soon as reasonably possible thereafter, shall resign from their position as directors of the Company and Hyzon Motors UK Limited. Subject to Closing, the Company shall – and Buyer shall give all and any reasonably necessary cooperation thereto – procure that full discharge (décharge) is granted to Carl Holthausen and Max Holthausen for the performance of their mandate as directors of the Company from the date of their appointment up to and including the Closing Date. If so requested by the Buyer in its sole and absolute discretion, at Closing, Carl Holthausen and the Company and/or Hyzon Motors UK Limited may enter into a consulting agreement based on which Carl Holthausen will provide to the Company and/or Hyzon Motors UK Limited certain services in accordance with the terms and subject to the conditions set forth in such consulting agreement as agreed by the relevant parties. Notwithstanding anything permitted under Section 15 (Protective covenants), as of the Effective Date, Seller, CGH, MCB, Carl Holthausen and Max Holthausen shall refrain from (i) any involvement in the business of the Company or Hyzon Motors UK Limited, and (ii) any contact with employees, customers, or suppliers of the Company, Hyzon Motors UK Limited or any other party that is doing any business with the Company or Hyzon Motors UK Limited, except to the extent permitted under the consulting agreement or Section 15 (Protective covenants). 6. Cooperation with investigations and litigation. As of the Effective Date, the Seller, CGH, MCB, HCT, Carl Holthausen and Max Holthausen shall, upon the Company’s or Buyer's request, provide reasonable cooperation to the Company or Buyer, as applicable, (including their respective outside counsel) in any matter, investigation, litigation, arbitration, or regulatory proceeding regarding events or matters that pertain to the Company or Buyer, and which relate to any and all business and affairs of the Company including, but not limited to, matters pertaining to the JVA, vehicles assembled, constructed, or configured by HCT during the existence of the JVA, Company customers and customer contracts, and vehicles announced as delivered by the Company. Such cooperation shall include, but shall not be limited to, consulting with the Company’s management and counsel, providing documents, data, and information (possessed by Seller, CGH, MCG, HCT, Carl Holthausen or Max Holthausen) as determined by the Company, Buyer or their respective counsel to be relevant to any production demand or request pertaining to any investigation, litigation, arbitration or regulatory proceedings, to give testimony, and to otherwise provide reasonable assistance. For the avoidance of doubt, the Company and the Buyer may request specific performance of the aforementioned obligation to provide reasonable cooperation but will not and cannot hold Carl Holthausen and Max Holthausen personally liable, neither in their capacity as directors of CGH and MCB, for any losses due to any breach of the aforementioned obligation to provide reasonable cooperation as set out in this Section 6. Nothing in the foregoing shall operate to (i) preclude any claim against Seller, CGH, MCB, HCT, Carl Holthausen, or Max Holthausen, individually or collectively, for any other matter than the aforementioned obligation to provide reasonable cooperation, and (ii) obligate Buyer to reimburse, indemnify, or otherwise hold harmless Seller, CGH, MCB, HCT, Carl Holthausen, or Max Holthausen, individually or collectively. 7. Final discharge. HCT and the Company agree and acknowledge that, at the Effective Date, (i) the Company has one or more claims on HCT, and (ii) HCT has one or more claims on the Company. Subject to Closing taking place, (a) HCT hereby waives and grants full and final discharge for any and all claims of HCT on the Company existing on the Effective Date, and (b)

EXECUTION COPY 4 the Company hereby waives and grants full and final discharge for any and all claims of the Company on HCT existing at the Effective Date, for the avoidance of doubt, except for any and all claims, directly or indirectly, arising from this Agreement. 8. Demo truck. As soon as possible after the Effective Date but no later than Closing, HCT will procure the transfer of the legal ownership of the demo truck (chassis number XLRTEM4100G110676, license plate 67-BPR-3) to the Company, if the Company is not the legal owner of such truck. 9. Termination of the SPA. Seller, Buyer, Company, CGH, MCB and HCT hereby explicitly agree that the May 2022 SPA is, as per Closing, terminated in full and each party to the May 2022 SPA explicitly waives any and all rights it may have under the May 2022 SPA, including any and all rights to claim specific performance or losses. 10. Conditions Precedent. To effect the Closing is solely conditional upon the satisfaction or waiver of the following conditions precedent (the "Conditions Precedent"), which may be waived only by Buyer: (a) Assigned Contracts. The Parties hereby agree that the customer contracts as set out in Exhibit B, Part 1 shall be transferred, or assigned to and assumed by HCT, including any and all rights (such as sending remaining invoices) and obligations (such as building remaining trucks and aftersales) under such contracts, but excluding any liability as a result of any production error prior to such transfer or assignment, and assumption by HCT. Seller shall provide a written consent to such transfer or assignment from an authorized signatory of each customer in a form contained in the specimen in Exhibit B, Part 2. For the avoidance of doubt, the transfer or assignment, and assumption by HCT of the contract between the Company and ESA Trucks Nederland B.V. relating to the Municipality of Groningen and the Province of Groningen shall include any truck parts which have been prepared and have been booked on the project up until the date of transfer or assignment, and assumption by HCT of such contract, for trucks to be delivered to the Municipality of Groningen and the Province of Groningen in performance of the aforementioned contract. For avoidance of doubt, the truck parts in relation to the contract between the Company and ESA Trucks Nederland B.V. relating to the Municipality of Groningen and the Province of Groningen as forementioned will be transferred to HCT in addition to the Seller’s Inventory; and (b) No legal proceedings being pending in relation to any compromise or arrangement with creditors or any winding up, bankruptcy or other insolvency proceedings concerning the Company having occurred. 11. Geesink agreement. The agreement between the Company and Geesink dated September 22, 2021 will remain with the Company, except to the extent it relates to the trucks for the Municipality of Aberdeen which will transfer to HCT (as specified in Exhibit B, Part 1). The Parties acknowledge and agree that the objective is that the current agreement with Geesink will be terminated by the Company and a new agreement will be entered into by HCT. HCT shall take all reasonable steps to enter into such new agreement with Geesink, including by offering reasonable terms in line with market practice. Any contractual or non-contractual liability of the Company towards Geesink in connection with the termination of the current agreement will be for the account of the Company, for the avoidance of doubt, except to the extent it relates to contractual or non-contractual liability (including aftersales) for the trucks for the Municipality of Aberdeen.

EXECUTION COPY 5 12. Closing. Subject to the terms and conditions contained in this Agreement, the transfer of the Purchased Shares contemplated by this Agreement shall take place at closing (the "Closing") to be held on the fifth (5th) Business Day after the satisfaction or waiver of all Conditions Precedent at 11:00 (Amsterdam time) or such other date and time as Buyer and Seller may mutually agree upon in writing (the "Closing Date"). The Closing shall be held in Amsterdam, the Netherlands, at the offices of De Brauw Blackstone Westbroek N.V. or such other place as Buyer and Seller may mutually agree upon in writing. (a) Closing Deliverables. At the Closing, following completion of the actions set out in Section 4, the following deliverables shall be delivered as set forth below: (i) Seller shall procure that the Company delivers to the Notary the original and up-to-date shareholders' register of the Company; (ii) Seller, Buyer and the Company shall deliver to the Notary an executed and, to the extent required by the Notary, notarised and apostilled, Power of Attorney to execute the Deed of Transfer; (iii) the Company shall sell and transfer the Seller's Inventory to Seller and the Seller shall purchase such Seller's Inventory, the Company shall issue to Seller the invoice referred to in Section 4, and Buyer assumes from Seller the obligation of the Seller to pay the Inventory Consideration to the Company in accordance with Section 4, which assumption the Company shall accept, and therefore, at Closing, the Buyer shall pay the Inventory Purchase Price to the Company; and (iv) Seller shall transfer the Purchased Shares to Buyer, Buyer shall accept the transfer, and Seller and Buyer shall procure that the Company acknowledges this transfer, the foregoing to be effected by execution of a deed of transfer by Seller, Buyer and the Company before the Notary (the "Deed of Transfer"). (b) Notary as Escrow Agent. The Parties agree to use civil law notary Mr. C.A. Voogt or any other civil law notary of De Brauw Blackstone Westbroek N.V., or such civil law notary's substitute (the “Notary”). (c) Payment to the Notary. Buyer shall procure that the Notary shall have received the Closing Cash Payment (without any deduction whatsoever) in the Notary account, in accordance with the terms and subject to the conditions of the Payment Letter. At Closing, Seller, the Company and Buyer shall procure that the following relevant actions are taken in the following sequence: (i) upon receipt the Notary shall confirm to Seller, the Company and Buyer that an amount equal to the Closing Cash Payment has been received in the Notary account; and (ii) the relevant Parties shall take the actions listed in Section 12(a); (d) Payment to Seller. Following completion of the actions set out in Section 12(a) above, Seller, the Company and Buyer shall procure that the following actions are taken in the following sequence on the first Business Day after the Closing Date: (i) the Notary shall transfer the Closing Cash Payment for same day value to the accounts of Seller in accordance with the payment letter;

EXECUTION COPY 6 (ii) the Notary shall update the original shareholders' register of the Company and deliver the same to the Company. 13. Representations and Warranties of each Party. Each Party hereby represents and warrants to the other Parties as follows: (a) The Party is a legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction as set forth in the Preamble to this Agreement. (b) The Party has all requisite power and authority to execute and deliver this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. The Party has obtained all necessary corporate approvals for the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Party and constitutes the Party’s legal, valid and binding obligation, enforceable against the Party in accordance with its terms. (c) The execution, delivery and performance by the Party of this Agreement does not conflict with, violate or result in the breach of any agreement, instrument, order, judgment, decree, law or governmental regulation to which the Party is a party or is subject. (d) No governmental, administrative or other third-party consents or approvals are required by or with respect to the Party in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. (e) There are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of the Party, threatened against or by the Party that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. (f) No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Party. (g) There are no legal proceedings pending or threatened in relation to any compromise or arrangement with creditors or any winding up, bankruptcy or other insolvency proceedings concerning the Company, and, to the knowledge of Seller, no events have occurred which would justify any such proceedings. (h) To the knowledge of the Seller, all information provided by or on behalf of the Seller to the Buyer and its advisors regarding any contract of the Company between 5 May 2022 and the Effective Date is complete, true and accurate in all material respects. 14. Survival. All representations and warranties contained herein shall be true and accurate at the Effective Date and the Closing Date and shall survive the execution and delivery of this Agreement and the Closing hereunder. 15. Protective covenants. (a) Non-compete. Unless indicated otherwise in this Agreement, as from the date of Signing, and for a period of three (3) years after the Closing Date (the ''Non-Compete Period''), Seller, Carl Holthausen, Max Holthausen, HCT, CGH and MCB shall not, and shall procure that

EXECUTION COPY 7 their respective Related Persons shall not, directly or indirectly, either by themselves or through any person, firm or company, be engaged in any manner whatsoever in any activities that are competing with the activities carried out by the Company or its Subsidiary at the time of Closing, including (directly or indirectly) purchasing, assembling, converting, building, producing, selling, leasing, or delivering, directly or indirectly, any 4x2, 6x2, 6x4 or 8x4 fuel cell electric vehicle (“FCEV”) truck used or planned to be used as a prime mover, truck/trailer combination, or in a trailer-enabled freight application configuration, any FCEV-powered rigid used or planned to be used as a prime mover, truck/trailer combination, or in a trailer-enabled freight application. For the avoidance of doubt, the following activities shall be excluded from this non-compete: (i) purchasing, building, assembling, converting, producing, selling, leasing, and delivering any FCEV on a rigid platform intended for Special Trucks applications or box trucks not described in subparagraph 15(a) above; (ii) any activities agreed in writing upon between the Company and HCT in a dealership agreement, regarding any non-Special Trucks; and (iii) any activities agreed in writing upon between the Company and HCT in a part supply agreement, regarding, amongst others, fuel cells for trucks. (b) Waiver of non-compete. Subject to the foregoing subparagraph 15(a), during the Non-Compete Period, the Company in its sole and absolute discretion may grant a waiver of the above non-compete provisions to Seller, Carl Holthausen, Max Holthausen, HCT, CGH, and MCB, individually or collectively. Such waiver must be in writing and signed by the Company and, unless otherwise agreed by the Company in writing, may be granted for a specific customer or project. If Seller, Carl Holthausen, Max Holthausen, HCT, CGH, or MCB have a business opportunity for a specific customer or project that falls within the scope of the above non- compete provisions, it may request the Company to waive the above non-compete provisions. The Company will not withhold aforementioned waiver on unreasonable grounds where the Company, in its sole and absolute determination, decides not to pursue such specific customer or project. (c) Non-solicit of customers. As from the date of Signing, and for a period of three (3) years after the Closing Date, Seller, Carl Holthausen, Max Holthausen, HCT, CGH and MCB shall not, and shall procure that their respective Related Persons shall not, directly or indirectly, either by themselves or through any person, firm or company, solicit, induce or attempt to (i) induce any customer of the Company to provide any goods or services to them or to (ii) cease, reduce or adversely change the terms of its business with the Company or its Subsidiary. This clause does not apply to the customers to the extent it falls within the scope of the Assigned Contracts. (d) Non-solicit of employees. The Parties agree that: (i) Between Signing and Closing, the Seller, Carl Holthausen, Max Holthausen, HCT, CGH and MCB shall not, and shall procure that their respective Related Persons shall not, directly or indirectly, either by themselves or through any person, firm or company, induce or seek to induce any of the Company's employees, independent contractors or consultants to become an employee, independent contractor or consultant of any company in which the Seller, HCT, CGH and MCB or their Related Persons are involved.

EXECUTION COPY 8 (ii) For a period of three (3) years after the Closing Date, the Parties shall not, and shall procure that their respective Related Persons shall not, directly or indirectly, either by themselves or through any person, firm or company, induce or seek to induce any of the other Party's employees, independent contractors or consultants to become an employee, independent contractor, or consultant of any company in which such Party is itself involved. It is acknowledged and agreed that the placing of an advertisement of a post available to a member of the public generally and the recruitment of a person through an employment agency shall not constitute a breach of the above, provided that none of the Parties shall instruct or encourage such agency to approach any of the employees, independent contractors or consultants of any of the other Parties. (e) Non-disparagement. Each Party undertakes that it shall refrain from making, and shall cause its Related Persons not to make or cause to be made, any statement or announcement (including through any press, media, analysts or other persons) that constitutes an expression of negative opinion, ad hominem attack on, or otherwise disparages, defames, slanders, or impugns or is reasonably likely to damage the reputation of the other Parties. (f) Neither Seller nor HCT, CGH and MCB or any of their Related Persons will be in violation of the non-compete of Section 15(a) solely by reason of investing in stock, bonds or other securities of any person engaged in a competing activity (but without otherwise participating in such competing activity), if: (i) such stock, bonds or other securities are listed on any national securities exchange; and (ii) such investment does not exceed, in the case of any class of the capital stock of any one issuer, 5% of the issued and outstanding shares or such capital stock, or, in the case of bonds or other securities, 5% of the aggregate principal amount thereof issued and outstanding, but provided, however, that Seller, CGH, MCG or any of their respective Related Persons may not, directly or indirectly, be personally involved in whatever manner with the operations of the company in which such investment is made. (g) If Seller, Carl Holthausen, Max Holthausen, CGH, MCB or any of their respective Related Persons act in breach with any of his or her obligations set forth in Section 15 (a)-(e), such party shall forfeit to the Buyer an immediately due and payable penalty in the amount of one hundred thousand euro (€100,000) for each breach and, furthermore, an immediately due and payable penalty in the amount of five thousand euro (€5,000) for every day, including part of a day, that such breach persists, without any demand, other prior notice or court order being required. Buyer shall have all rights and remedies available to it under applicable law, including the right to claim compensation for any damages or specific performance in addition to the penalties paid. 16. Intellectual Property rights. (a) The Company is exclusively entitled to all Intellectual Property that has been developed by the Seller, CGH, MCB, Carl Holthausen or Max Holthausen (each an "IP Transferor") or any of their Affiliates, agents or contractors for, or in relation with the activities of, the Company or its Subsidiary (such IP the "Foreground IP"). Any Confidential Information that forms part of the Foreground IP qualifies as the Confidential Information of the Company. (b) To the extent any IP Transferor owns or holds any Foreground IP, each IP Transferor hereby transfers to the Company, and the Company hereby accepts such transfer, all such IP Transferor's rights and titles to and interests in such Foreground IP. This assignment includes any rights to claim priority to any applications for any Foreground IP, and the right to take (legal) action and claim remedies (including damages) for any current, future or past

EXECUTION COPY 9 infringement of any Foreground IP. This Agreement forms the instrument of delivery of all of the IP Transferors' rights, titles and interests in Foreground IP to the Company. To the extent any of the IP Transferors' Affiliates, agents or contractors holds any Foreground IP, the relevant IP Transferor shall ensure the transfer of such Foreground IP to the Company. (c) Upon request of the Buyer or the Company, each of the IP Transferors shall take such action, including the signing of additional instruments and documents, and shall provide such information as reasonably necessary or useful for the effectuation or perfection of the Company's title to any part of the Foreground IP, or for the registration or protection of any part of the Foreground IP. (d) None of the IP Transferors shall use any part of the Foreground IP and disclose any part of the Foreground IP to any third party. In deviation of the foregoing, the Seller may use the Foreground IP solely to the extent necessary for Special Trucks, provided that the Seller (in addition to ensuring compliance with Section 25 of this Agreement) takes reasonable measures to protect the confidentiality of any Confidential Information that forms part of the Foreground IP. (e) For a period of six (6) years following the Closing Date, the Company grants to the Seller, HCT, CGH, MCB, Carl Holthausen and/or Max Holthausen a non-exclusive, irrevocable (except in the case of a material breach of this Agreement by Seller, HCT, CGH, MCB, Carl Holthausen or Max Holthausen which is not remedied within a reasonable period of time following written notice by Buyer, in which case the license will be revocable with immediate effect), royalty-free, non-sublicensable, and non-assignable license, to use the Company's Intellectual Property and know-how to the extent it is owned by the Company at the Closing Date solely for use within Europe (i) that is required to integrate and use fuel cells and/or the battery package design of the Company into the Seller's Special Trucks or for a FCEV that may be built for a specific customer or project pursuant to Section 15(b), (ii) relating to plastic block tank frames to the extent these are used for the integration in Special Trucks or for a FCEV that may be built for a specific customer or project pursuant to Section 15(b), or (iii) the software developed by or on behalf of HCT and then further developed by the Company, and is used as the vehicle control software. For the avoidance of doubt, such license excludes any license for Intellectual Property or know-how of the Company relating to core fuel cells or the Buyer’s or any of its Affiliates' battery modules, packs or battery management systems. Neither the Company nor any of its Affiliates is liable towards the Seller, HCT, CGH, MCB, Carl Holthausen or Max Holthausen for any damages, losses or any other costs of whatever nature directly or indirectly in connection with this license, including the Company's designs for tanks, tank brackets, mounts or blocks. The license described in this Section 16(e) shall be provided “as is” as of the Closing Date. The Company shall have no obligation whatsoever to license, update, upgrade, or to correct errors in, the Intellectual Property and know how. (f) "Licensed IP" means any Intellectual Property owned by any IP Transferor that is not Foreground IP and that has been used by the Company or its Subsidiary in the 24 (twenty- four) month period prior to the Effective Date, or that is envisaged on the Effective Date to be used by the Company or its Subsidiary. Each IP Transferor hereby grants to the Company a non- exclusive, irrevocable, perpetual, royalty-free, worldwide license to use and further develop the Licensed IP owned by that IP Transferor in or for the business of the Company or its Subsidiary. The Company may grant sub-licenses under the Licensed IP to its Subsidiary and third parties within the scope of this license. (g) Except to the extent expressly set out in this Agreement, this Agreement does not grant any Party any rights to the Intellectual Property of any other Party.

EXECUTION COPY 10 17. Company Contracts. The Company and HCT agree that HCT shall take-over the Assigned Contracts by means of a transfer of contract (contractsovername). If any of the Assigned Contracts can only be transferred or assigned to HCT upon Closing with the consent of the relevant counterparty, HCT shall use best efforts to obtain such consent. In the event that the Company and HCT agree that the counterparty will not give its consent, HCT shall in name of the Company fulfill the obligations of the Company pursuant to the respective contract as if it was HCT's contract and shall hold harmless and indemnify the Company from and against any claims pursuant to the fulfillment of HCT of the respective obligations. 18. Disentanglement of the Company and HCT. (a) Allocation of IT systems, contracts and assets. (i) The Company shall discontinue the use of IT systems, contracts and assets that are owned by HCT and data and information stored on servers of HCT. If requested by the Company to run its business in the ordinary course, HCT shall, to the extent permitted under the relevant contract, cooperate with (sub)licensing these IT systems, contracts or assets to the Company; (ii) HCT shall provide all reasonable cooperation to the Company and the Buyer to identify, to the extent possible prior to Closing, all IT systems, contracts, assets and information that the Company uses and should discontinue to use pursuant to Clause 18(a)(i). HCT shall comply with any reasonable instructions and requests that the Company or the Buyer gives or makes in this regard. (iii) To the extent the discontinuation of the use of any IT systems, contracts, assets, or information is not possible prior to Closing, the Company, the Buyer and HCT shall align on a plan to effectuate such discontinuation as soon as possible after Closing, taking into account a reasonable transition period for the Company after Closing to be able to run its business in the ordinary course. HCT shall comply with any reasonable instructions and requests that the Company or the Buyer gives or makes in this regard. (iv) If at any time on or after Closing it occurs that any IT system, contract or asset is owned by or stored on the servers of the Company, and is used by HCT to run its business in the ordinary course, the Company will cooperate with transferring or sublicensing, as the case may be, these IT systems, contracts or assets to HCT as soon as practically possible. (v) The Seller and the Buyer agree that they shall each bear their own costs and fees affiliated with the allocations of IT systems, contracts and assets. For the avoidance of doubt, any costs relating to the development of any IT systems by the Company as of Closing shall be for the account of the Company. (b) Wrong pockets (i) Each Party shall procure that each receivable and each payable incurred in the ordinary course of trading prior to Closing between (i) the Company or the Group and (ii) the Seller, the Seller's group (excluding the Company) or HCT, and outstanding at Closing, will

EXECUTION COPY 11 be settled in accordance with the usual terms and conditions of trading between such entities or, if there are no such terms, within thirty (30) days of invoice. (ii) If at any time on or after Closing any member of the Seller's group (excluding the Company) or HCT has received or receives any amount in respect of any receivable of the Company, the Seller shall, subject to and effective from Closing occurring, procure that the relevant member of the Seller's group (excluding the Company) or HCT pays the amount received, less reasonable administrative expenses, to the Company, as soon as reasonably practicable. (iii) If at any time on or after Closing any member of the Buyer's group (including the Company) has received or receives any amount in respect of any receivable of any member of the Seller's group (excluding the Company) or HCT, the Buyer shall, subject to and effective from Closing occurring, procure that the relevant member of the Buyer's group pays the amount received, less reasonable administrative expenses, to the relevant member of the Seller's group or to HCT, as soon as reasonably practicable. 19. Post-Closing obligations. (a) Following Closing, the Buyer and the Company will be entitled, and HCT, CGH, MCB and the beneficial owners of CGH and MCB shall duly and fully cooperate to allow the Buyer and the Company, to take any action they deem necessary to avoid, dispute, deny, defend, resist, appeal, compromise or contest any claim or liability that arises from actions taken by HCT, CGH, MCB and the beneficial owners of CGH and MCB. (b) Seller, HCT, CGH, MCB, and the beneficial owners of CGH and MCB shall procure that as per Closing, the Company and all other members of the Group are released from any joint, several, or joint and several guarantees given by, assumed by or binding on the Company or any other members of the Group in relation to any liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise, of the Seller, HCT, CGH, MCB, and the beneficial owners of CGH and MCB. Seller, HCT, CGH, MCB, and the beneficial owners of CGH and MCB shall indemnify, defend and hold harmless the Company and, as an irrevocable third-party stipulation (onherroepelijk derdenbeding), any other member of the Group against all amounts paid by any of them pursuant to any such Guarantees. 20. Books and Records. (a) For a period of seven (7) years as from the Closing Date, or for such longer period as may be prescribed by law, (i) Buyer shall, and shall procure that the Group shall, retain any books, records and other written information relating to the Group in respect of the period up to and including the Closing Date which the Group or Buyer holds at Closing and (ii) Seller shall, and shall procure that its respective Affiliates shall, retain any books, records and other written information relating to the Group which it holds at Closing. (b) After Closing, the Parties shall, upon reasonable advance notice and to the extent reasonably required for tax, accounting or compliance purposes permitted by law, allow the other Parties to view, inspect, download and make copies of the relevant books, records, and other information retained pursuant to Section 20(a), during normal office hours, it being understood, however, that access to any such information that relates to any pending or threatened dispute in

EXECUTION COPY 12 connection with this Agreement may be withheld or restricted by the retaining party in its sole discretion, unless ordered to disclose as part of legal proceedings. 21. Indemnification. Seller shall indemnify, defend, and hold harmless the Buyer against any losses pursuant to a breach of any of the representations given in Section 13(a) through (h). 22. Further Assurances. Following the Closing, each of the Parties shall execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement. 23. Termination. This Agreement may be terminated by the Buyer at any time prior to the Closing. If the Closing has not taken place ultimately on or before January 31, 2023 this Agreement shall be deemed terminated and free Parties from any obligations set out herein without either Party being liable towards the other Party for damages, losses or any other costs of whatever nature. 24. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, unless otherwise specified in this Agreement. 25. Confidentiality. The term “Confidential Information”, as used in this Agreement shall mean any and all information disclosed or conveyed by one Party or its agents (the “Disclosing Party”) to another Party or its agents (the “Recipient”) in or via any conference, conversation or meeting (face-to-face, video, telephone, web or otherwise); document (e-mail, facsimile, instant message, presentation, regular mail, request for proposal, letter, memorandum, writing, or otherwise); or any other type of conveyance including but not limited to information pertaining to or related to: (i) current or future products and services; accounting, asset, business, commercial, corporate, developmental, distribution, financial, growth, human resources, Intellectual Property, investment, licensing, marketing, manufacturing, operations, pricing, production, real estate, research, or technical data, methods, plans, policies, presentations, processes, programs, procedures, records or strategies; customer and prospective customer accounts and lists; and any other business, commercial or technical information relating to the Disclosing Party’s current or prospective businesses, facilities or properties; (ii) this Agreement or its terms or subject matter; (iii) anything marked or otherwise identified by the Disclosing Party as confidential, restricted, proprietary, or secret; and (iv) anything disclosed or observed under circumstances under which a reasonable person would understand that such information is or should be confidential or proprietary to the Disclosing Party. From the Effective Date, each Party agrees to hold all Confidential Information in strict confidence and to not use or disclose it to any entity or individual for any purpose other than as set forth in this Agreement, without the prior written consent of the Disclosing Party. Recipient shall obligate its employees or agents who have or shall receive any part of the Confidential Information to not use or disclose it except as permitted herein. Upon written notice from the Disclosing Party, or upon the termination of this Agreement, all copies of the Confidential Information shall be returned to the Disclosing Party or destroyed/deleted within ten (10) days of such request; provided, however, that Recipient shall have the right to maintain one archived copy for its records and defense of claims and litigation and Recipient may destroy any archival copies upon its scheduled destruction procedures in accordance with its retention schedule. If the Disclosing Party elects to have the Confidential Information destroyed/deleted, Recipient shall certify the destruction/deletion of same within the time period set forth in this Section. The above-stated provisions on confidentiality and use shall not extend to any information that: (a) at the time of disclosure to the Recipient, was already in

EXECUTION COPY 13 the public domain; (b) after disclosure to the Recipient, has been published or otherwise becomes part of the public domain through no fault of the Recipient; (c) was known to the Recipient before disclosure by the Disclosing Party on a nonconfidential basis; (d) is disclosed to Recipient by a third party subsequent to disclosure by Disclosing Party, without restriction on disclosure and use, provided that the third party has not received it from Disclosing Party; or (e) was independently developed by the Recipient without using any of the Disclosing Party’s Confidential Information. In the event a court order or governmental regulation requires the Recipient to disclose all or part of the Confidential Information, Recipient shall give the Disclosing Party prior written notice of the scope of the anticipated disclosure so as to enable the Disclosing Party to undertake all reasonable efforts to have such court or governmental agency maintain the secrecy and confidentiality of the Confidential Information. In addition to other remedies, each Party acknowledges that monetary damages may be insufficient for any breach of this Section, and a Party shall be entitled to seek specific performance and injunctive and equitable relief as a remedy if a material breach of this Section is established. The Parties’ obligations under this confidentiality provision shall continue for a period of two (2) years after the expiration or termination of this Agreement. 26. Publicity. Notwithstanding the above Confidentiality provisions, Seller understands that Buyer’s parent company is a publicly-traded company and may need to publicly disclose this Agreement and certain of its provisions. Any such media (including but not limited to any social media account of Carl Holthausen or Max Holthausen) or public releases regarding this Agreement shall be jointly agreed upon by Buyer and Seller in writing prior to public release. 27. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder (each, a "Notice") shall be in writing and addressed to the Parties at the addresses set forth below (or to such other address that may be designated by the receiving Party from time to time in accordance with this Section). All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees pre-paid), e-mail of a PDF document (with confirmation of transmission) or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only (a) upon receipt by the receiving Party, and (b) if the Party giving the Notice has complied with the requirements of this Section. To Seller: Holthausen Clean Technology Investments B.V. Attn: Max Holthausen Produktieweg 2 9601 MA Hoogezand The Netherlands Email: max@holthausen.nl To Buyer: with a copy to: Hyzon Motors Inc. Hyzon Motors Inc. Attn: Parker Meeks, CEO Attn: John Zavoli, General Counsel 599 S. Schmidt Road 599 S. Schmidt Road Bolingbrook, Illinois 60440 Bolingbrook, Illinois 60440 USA USA Email: parker.meeks@hyzonmotors.com Email:john.zavoli@hyzonmotors.com

EXECUTION COPY 14 To Company: with a copy to: Hyzon Motors Europe, B.V. Hyzon Motors Inc. Attn: Parker Meeks, director Attn: John Zavoli, General Counsel Produktieweg 2 599 S. Schmidt Road 9601 MA Hoogezand Bolingbrook, Illinois 60440 The Netherlands USA Email: parker.meeks@hyzonmotors.com Email: john.zavoli@hyzonmotors.com To HCT: Holthausen Clean Technology B.V. Attn: Max Holthausen Produktieweg 2 9601 MA Hoogezand The Netherlands Email: max@holthausen.nl To CGH CGH Junior Holding B.V. Attn: Carl Holthausen Produktieweg 2 9601 MA Hoogezand The Netherlands Email: carl@holthausen.nl To MCB: MCB Holthausen Holding B.V. Attn: Max Holthausen Produktieweg 2 9601 MA Hoogezand The Netherlands Email: max@holthausen.nl 28. Entire Agreement. This Agreement constitutes the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter. 29. Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign any of its rights or obligations hereunder without the prior written consent of the other Parties hereto, which consent shall not be unreasonably withheld or delayed. 30. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

EXECUTION COPY 15 31. Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party hereto. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. 32. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible. 33. Miscellaneous. (a) No withholding and gross up. Any sum payable under this Agreement by Buyer or Seller must be paid free and clear of all Tax Deductions except as required by Law. If a Party is required by Law to make a Tax Deduction, the amount of the payment will be increased to an amount which, after making the required Tax Deduction, leaves the recipient in the same after- Tax position as it would have been, had no Tax Deduction been required. (b) Adjustment of the purchase price. If, after Closing, any payment is made by Seller to Buyer or by Buyer to Seller pursuant to this Agreement, other than the payment of the Purchase Price or the payment of interest pursuant to Section 33(c), such payment shall be deemed an adjustment of the Purchase Price equal to any such amount. (c) Interest. If any Party defaults in the payment when due of any amount payable under or otherwise in connection with this Agreement, the liability of that Party will be increased to include interest on that amount from the date when such payment is due (inclusive) under or otherwise in connection with this Agreement until the date of actual payment (exclusive) at an interest rate of 2% per annum. 34. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the Netherlands, without giving effect to any choice or conflict of law provision or rule (whether of the Netherlands or any other jurisdiction). Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the Amsterdam District Court and each Party irrevocably submits to the exclusive jurisdiction of such court in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such Party's address set forth herein shall be effective service of process for any suit, action or other proceeding brought in such court. The Parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such court and irrevocably waive and agree not to plead or claim in such court that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum.

EXECUTION COPY 16 35. Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument. The Parties may sign this Agreement using an electronic signature (whether by pdf scan or utilization of an industry-standard electronic signature platform or application). Signing this Agreement using an electronic signature shall be the legal equivalent of having placed a handwritten signature on this Agreement and shall be binding in the same manner as if signed by hand. [SIGNATURE PAGE FOLLOWS]

EXECUTION COPY

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first written above.

BUYER:

HYZON MOTORS INC.

DocuSigned by:

Signature: Parker Meeks

29D580F6BD33470...

Name: Parker Meeks

Title: CEO

Date: 12/14/2022

SELLER:

HOLTHAUSEN CLEAN TECHNOLOGY INVESTMENTS B.V.

Signature: M. Holthausen

Name: MCB Holthausen Holding B.V.

Title: general director

Name: Max Holthausen

Title: managing director

Date: 14-12-2022

COMPANY:

HYZON MOTORS EUROPE B.V

DocuSigned by:

Signature: Parker Meeks

29D580F6BD33470...

Name: Parker Meeks

Title: Managing director B

Date: 12/14/2022

Signature: M. Holthausen

Name: Max Holthausen

Title: Managing director A

Date: 12/14/2022

CGH:

CGH JUNIOR HOLDING B.V

Signature:

Name: Carl Holthausen

Title: CEO

Date: 14-12-2022

MCB:

MCB HOLTHAUSEN HOLDING B.V.

Signature: M. Holthausen

Name: Max Holthausen

Title: CEO

Date: 14-12-2022

EXECUTION COPY 19 EXHIBIT A DEFINITIONS Capitalised words and expressions used in this Agreement have the meaning set out below, unless the context required otherwise. Agreement means this stock purchase agreement; Affiliate or Affiliates means the ultimate parent of a Party and any and all Persons with respect to which now or hereafter the ultimate parent of a Party, directly or indirectly, holds more than fifty per cent (50%) of the nominal value of the share capital issued, or more than fifty per cent (50%) of the voting power at general meetings, or has the power to appoint and to dismiss a majority of the directors or otherwise to direct the activities of that Person; Buyer has the meaning set forth in the preamble of this Agreement; CGH has the meaning set forth in the preamble of this Agreement; Closing has the meaning set forth in Section 11; Closing Cash Payment has the meaning set forth in Section 3(iii); Closing Date has the meaning set forth in Section 11; Company has the meaning set forth in the preamble of this Agreement; Conditions Precedent has the meaning set forth in Section 10; Confidential Information has the meaning set forth in Section 25; Deed of Transfer has the meaning set forth in Section 12(a)(iv); Disclosing Party has the meaning set forth in Section 25; Effective Date has the meaning set forth in the preamble of this Agreement; Encumbrances means any claim, charge, pledge, mortgage, lien, option, equity, power of sale, hypothecation, usufruct, retention of title, right of pre-emption, right of first refusal or other third-party security interests of any kind or an agreement to create any of the foregoing; FCEV has the meaning set forth in Section 15(a); Foreground IP has the meaning set forth in Section 16(a); Seller's Inventory has the meaning set forth in Section 4; Geesink means Geesink Group B.V.; Group has the meaning set forth in the preamble of this Agreement; HCT has the meaning set forth in the preamble of this Agreement; HMI has the meaning set forth in the preamble of this Agreement; Intellectual Property means all rights of intellectual and industrial property in any jurisdiction throughout the world, whether registered or unregistered, and where such rights are

EXECUTION COPY 20 registered, including the related registrations, and furthermore includes: (i) issued patents and patent applications; (ii) trademarks, service marks, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing; (iii) copyrights, including all applications and registrations; (iv) trade secrets, know-how, inventions (whether or not patentable), technology, and other confidential and proprietary information and all rights therein; (v) internet domain names and social media accounts and pages; and (vi) other intellectual or industrial property and related proprietary rights, interests, and protections; Inventory Consideration has the meaning set forth in Section 4; Inventory Purchase Price has the meaning set forth in Section 4; IP Transferor has the meaning set forth in Section 16(a); JVA has the meaning set forth in the preamble of this Agreement; Licensed IP has the meaning set forth in Section 16(f); May 2022 SPA has the meaning set forth in the preamble of this Agreement; MCB has the meaning set forth in the preamble of this Agreement; Notary has the meaning set forth in Section 12(b); Notice has the meaning set forth in Section 27; Party or Parties has the meaning set forth in the preamble of this Agreement; Person means an individual, a company or corporation, a partnership, a limited liability company, a trust, an association, a foundation or other legal entity or unincorporated organisation, including any Governmental Authority; Purchase Price has the meaning set forth in Section 2; Purchased Shares has the meaning set forth in the preamble of this Agreement; Recipient has the meaning set forth in Section 25; Related Persons means: (i) Affiliates; and (ii) (a) any relatives in the first or second degree of Carl Holthausen or Max Holthausen (whether by blood, adoption or marriage), (b) the trustees, acting in their capacity as such, of any trust of which such ultimate beneficial owner or any person included in (a) above is a beneficiary, or, in the case of a discretionary trust, is a potential beneficiary; and (c) any person of which such ultimate beneficial owner or any person included in (a) above, individually or collectively, directly or indirectly have control; Seller has the meaning set forth in the preamble of this Agreement;

EXECUTION COPY 21 Seller's Inventory has the meaning set forth in Section 4; Shares means all issued and outstanding shares in the Company; Special Truck means any FCEV truck that is not a 4x2, 6x2, 6x4 or 8x4 configuration used or planned to be used as a prime mover, truck/trailer combination, or in a trailer- enabled freight application or any FCEV-powered rigid used or planned to be used as a prime mover, truck/trailer combination, or in a trailer-enabled freight application Subsidiary has the meaning set forth in the preamble of this Agreement; and VAT Amount has the meaning set forth in Section 4.